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                                                                  EXHIBIT 10.19


                                TEAMING AGREEMENT



BETWEEN        :      MATRA COMMUNICATION

                      A French company having its registered office at 50 rue du President Sadate, 29101 Quimper, France, hereinafter called "MC,"
                      duly represented by:  A. WEIL Vice President

AND            :      SCM MICRO-SYSTEM GMBH

                      a company with registered office at Luitpoldstra e 6, 85276 Pfaffenhofen, Germany hereinafter called "SCM,"
                      duly represented by:  Mr. Bernd MEIER
                                            General Manager

AND            :      TEMIC/MATRA MHS

                      a company with registered office at La Chantrerie - BP 3008 Route de Gachet - 44087 NANTES Cedex 03 FRANCE hereinafter called "TEMIC," duly represented by: Mr. Stephane SCHMOLL Vice President Marketing

Jointly and/or separately referred to as "the Party(ies)."

        WHEREAS SCM has an important know-how in the field of PCMCIA and already manufactures PCMCIA modules;

        WHEREAS TEMIC has an important know-how in the field of VLSI integration and wishes to develop a chipset for an optimized version of the PCMCIA DMUX-descrambler-interface which it wishes to later include in its price list and brings its know-how in design architecture and manufacturing of VLSI.

        WHEREAS MC has developed an important know-how in the field of MUX-DMUX, and of conditional access systems and smart cards;

        WHEREAS FRANCE TELECOM has issued a call for tender concerning a possible Study Contract for the VIACCESS module.






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        Therefore, the Parties have decided to join their respective competencies to submit a proposal in response to such call for tender (hereinafter, "the Project") and have expressed their wish to define their relationship within this framework.

        Now, therefore the Parties have agreed upon the following provisions:


1 - SUBJECT OF THE AGREEMENT

        The subject matter of this agreement is to define:

        - The principles under which the Parties will collaborate and especially to define their respective rights and obligations in the preparation of the offer as well as during the performance of the Project.

        - The principles under which the Parties will manufacture and sell the results of the Project. This Agreement includes the access control DVB-CI derivative modules that the Parties will subsequently develop.

2 - WORKING TEAM

        In view of answering FRANCE TELECOM's call for tender the Parties will constitute a working team in charge of preparing the proposal.

        The terms and conditions of this proposal will be further defined in a specific agreement to be discussed between the Parties, which will in particular allocate their respective tasks and roles of the Parties as well as their obligations vis-a-vis FRANCE TELECOM.

3 - BASIC ALLOCATION OF TASKS

        In the event that FRANCE TELECOM finally awards the Project to the
Parties:

        3.1. During the study and development phase of the Project, MC will be project leader, SCM will be joint contractor and TEMIC will be sub-contractor.

        During the manufacturing and supply phase, each party supplying the VIACCESS module will be responsible for its own part of the supply.

        3.2. TEMIC will together with MC and SCM develop a PCMCIA interface component which will integrate an optimized version of the DMUX and a PCMCIA-DVB interface. TEMIC will be allowed to put this component in its price list.

        3.3. MC will put at the disposal of TEMIC and SCM its know-how mentioned in the above preamble and within the scope of the Study Contract.





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        3.4. SCM and MC will jointly perform a feasibility study of the PCMCIA module. The manufacturing cost calculation will be performed jointly by the two companies and the final production price will be the aggregate value of the most cost effective items of either Party.

        3.5.   The production of PCMCIA modules will be:

               * either realized by SCM which will sell them directly and supply them to MC on an OEM basis, at most favored customer's terms and conditions. SCM will in such case pay MC the relevant royalties on the modules sold directly by it.

               * Or realized by MC which will sell them directly and supply them to SCM on an OEM basis, at most favored customer's terms and conditions. MC will in such case pay SCM the relevant royalties on the modules sold directly by it.

               * Or realized by both SCM and MC. In this last case each party will pay the other the relevant royalties on quantities of modules sold by it.

        3.6. TEMIC will pay MC and SCM the relevant royalties on the components sold by it to third parties.

        3.7. The royalty rate to be paid by the Parties as mentioned above will be [ * ] and finally determined in the Final Agreement as defined in clause 7.

4 - LIABILITY

        The parties shall be jointly responsible in the capacity of tenderer to FRANCE TELECOM but in the implementation of the Project each Party shall be solely responsible for its tasks pursuant to the allocation of tasks provided for in clause 3 hereabove.

        Each Party shall indemnify and hold the other Parties harmless in respect of direct loss or expense incurred by the other Parties as a result of action or default in connection with the Project or failure to implement Project responsibilities on the part of such Party. The liability of each Party under this clause shall be limited to the selling price of the equipment and service as detailed in those parts of the Project for which that Party is responsible.

5 - EXCLUSIVITY

        Each party commits not to remit a separate proposal to FRANCE TELECOM either alone or with third parties and not to participate alone or with third parties regarding the performance of the Project.




*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
        HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION.





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6 - LEGAL STATUS OF THE AGREEMENT

        The Parties hereby declare that in executing this agreement they do not intend to create any legal entity or partnership whatsoever and that they expressly exclude any type of "affectio sociatis" or any sharing of profits resulting from the Project.

7 - FINAL AGREEMENT

        The parties shall establish the necessary agreements in order to reach a final agreement based on the principles herein set forth (the "Final Agreement").

        This Final Agreement will remain in force for an expected duration of 10 years to duly take in consideration the product life duration and the proper return expected which will be generated by the respective payment of royalties among the Parties.

8 - COMING INTO FORCE - DURATION

        This agreement comes into force on the date it is signed by all the parties and shall remain in force until the signature of the Final Agreement or until the rejection of the joint offer by FRANCE TELECOM.

        It shall in any event be null and void if FRANCE TELECOM has not made its decision or if the Final Agreement has not been concluded at the latest on 30/06/1996, except if the parties have agreed in writing to extend its validity before such date and their cooperation which will be defined through a new agreement.

9 - INFORMATION EXCHANGE

        Subject to the attached Non Disclosure Agreement, the parties will communicate to one another the relevant information in their possession which may be useful in the realization of their joint task or in the definition of the interfaces between their respective tasks.

10 - INTELLECTUAL PROPERTY RIGHTS

        Except as regards the rights granted to FRANCE TELECOM within the scope of the Study Contract, each Party shall remain the owner of the studies, manufacturing processes and software developed by it within the scope of the Project.

11 - MEDIA

        Any and all advertising which may be done by one Party concerning the Project shall be done only with the prior written consent of the other Parties and shall make clearly appear the role and tasks performed by the other Parties under the Project.



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12 - ASSIGNMENT

        The Parties hereby declare that this agreement has been concluded on an "intuitu personae" basis. Consequently no Party shall be entitled to or assign all or part of its rights and obligations under this agreement without the prior consent of the other Parties.

13 - JURISDICTION

        Any dispute which may occur in the course of the performance or in the interpretation of this agreement shall in the lack of amicable settlement between the Parties, submitted to the Courts of the place of the claimer to which the Parties grant jurisdiction.

        Executed in triplicate in Bois d'Arcy this 6th day October 1995.


For and on behalf of         11/24/1995                       For and on behalf of         10/27/1995

MATRA COMMUNICATION                                           SCM MICRO-SYSTEM GmbH
                      [stamp]                                               [stamp]
Name                  Antoine WEIL                            Name          SCM Microsystems
                      Senior Vice President                                 SCM Microsystems GmbH
Signature             Head of Multimedia Business Unit        Signature     Luitpoldstrasse 6 - 85276 Pfaffenhofen
                      Rue J.-P. Timbaud - B.P. 26                           Tel. 08441/896-0 / Fax 08441/82884
                      78392 BOIS D'ARCY Cedex - FRANCE
                                                                            [illegible signature]
For and on behalf of  s\ [illegible signature]

TEMIC

Name           [illegible printed name]

Signature      [illegible signature]




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